Exhibit 10.7

AOL INC.

AOL INC. 2010 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF PERFORMANCE SHARE AWARD (REVENUE)

AOL Inc., a Delaware corporation (the “Company”), hereby grants to Participant named below the number of performance shares specified below (the “Award” or the “Performance Shares”), upon the terms and subject to the conditions set forth in this Notice, the AOL Inc. 2010 Stock Incentive Plan (the “Plan”) and the Performance Share Award Agreement (the “Performance Share Award Agreement”) provided to Participant, each as amended from time to time. Each Performance Share subject to this Award represents the right to receive one share of the Company’s common stock, par value $0.01 (a “Share”), subject to the conditions set forth in this Notice, the Plan and the Performance Share Award Agreement. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by this Notice and the Performance Share Award Agreement.

Name of Participant:

Date of Grant:

Target number of Performance Shares subject to the Award:

Performance Period:

Vesting Date:	The Award vests with respect to earned Performance Shares on the date the Committee certifies the achievement of the Performance-Based Vesting Criteria.

Performance-Based Vesting Criteria:	The number of Performance Shares earned will be determined based on the performance criteria and schedule set forth on Attachment A hereto.

By accepting this Notice, you and the Company both agree that this Award is granted under and governed by all of the terms and conditions of this Notice, the Plan and the Performance Share Award Agreement, each as amended from time to time, provided to you with this Notice. Your acceptance of this Award confirms that you have carefully read and understand this Notice, the Plan and the Performance Share Award Agreement and that you have had an opportunity to obtain the advice of counsel before accepting this Award. By accepting this Award, you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions relating to the Plan, this Notice or the Performance Share Award Agreement. You also agree to promptly notify the Company in writing if your address as shown below changes.

PARTICIPANT:	AOL INC.

By:
Participant’s Signature	Name:
Title:
Address (please print):

ATTACHMENT A

PERFORMANCE-BASED VESTING CRITERIA

The number of Performance Shares earned by Participant shall be determined as of December 31, 2014, based on the level of achievement by the Company of each of the Ad Revenue Goal and Revenue Maintenance Goal during the Performance Period. For purposes of determining the number of Performance Shares earned, the Ad Revenue Goal and the Revenue Maintenance Goal are weighted 50% each. In order for any of the Performance Shares to be earned, the minimum performance level shown in the schedule for both the Ad Revenue Goal and the Revenue Maintenance Goal must be achieved. Once the minimum performance level for both goals is achieved, then the level of earning of the Performance Shares shall be determined on a weighted basis based on the following schedule:

Ad Revenue Goal
Ad Revenues net of TAC as a % of 2012- 2014 Total Cumulative Consolidated AOL Revenues	Performance Shares Earned as a % of Target
60%*	50%
70%	75%
80%	100%
90%	150%
100%	200%

Revenue Maintenance Goal
2014 Total Consolidated AOL Revenues as a % of 2011 Total Consolidated AOL Revenues	Performance Shares Earned as a % of Target
100%**	50%
110%	75%
120%	100%
130%	150%
140%	200%

*	Minimum performance level for the Ad Revenue Goal.
**	Minimum performance level for the Revenue Maintenance Goal. Notwithstanding the foregoing, in the event of termination of Employment as contemplated in paragraphs 5 and 6 of the Performance Share Award prior to the end of the Performance Period in 2012 or 2013, the minimum performance level for purposes of determining whether any Performance Shares may be earned with respect to the Ad Revenue Goal for any such termination of Employment occurring in 2012 and 2013 shall be 85% and 90%, respectively.

For example, if 55% of the Ad Revenue Goal is achieved and 110% of the Revenue Maintenance Goal is achieved, then no Performance Shares shall vest. If 80% of the Ad Revenue Goal is achieved and 110% of the Revenue Maintenance Goal is achieved, then 87.5% of the Performance Shares shall vest (100% achievement of the Ad Revenue Goal weighted by 50% and 75% achievement of the Revenue Maintenance Goal weighted by 50%).

The level of Performance Shares earned for each performance measure will be interpolated for results falling between two reference points.

For purposes of the Award, “Ad Revenue net of TAC” is defined as the cumulative Advertising Revenue of the Company for fiscal years 2012, 2013 and 2014 reduced by TAC (Traffic Acquisition Costs) for the same period as reported in the Company’s audited financial statements disclosed in the Company’s Annual Report on Form 10-K for the period ending December 31, 2014.

For purposes of the Award, “2014 Total Consolidated AOL Revenues” is defined as the Total revenues of the Company for fiscal year 2014 as reported in the Company’s audited financial statements disclosed in the Company’s Annual Report on Form 10-K for the period ending December 31, 2014.

Notwithstanding the foregoing, in the event of Participant’s termination of Employment as contemplated in paragraphs 5 and 6 of the Performance Share Award Agreement prior to the end of the Performance Period, performance as of the date of termination of Employment shall be determined based on the portion of the Performance Period ending on the date of the end of the period covered by the Company’s most recent quarterly report on Form 10-Q and/or annual report on Form 10-K, as applicable, preceding such termination of Employment. For purposes of determining performance as of the date of such termination of Employment and applying the tables set forth above:

Ad Revenue Goal: (i) “2012-2014 Total Cumulative Consolidated AOL Revenues” shall be the cumulative Total revenues of the Company for the portion of the Performance Period ending on the date of the end of the period covered by the Company’s most recent quarterly report on Form 10-Q and/or annual report on Form 10-K, as applicable, preceding such termination of Employment (the “Completed Performance Period”) as reported in the Company’s audited financial statements for such Completed Performance Period; and (ii) “Ad Revenues net of TAC” shall be the cumulative Advertising Revenue reduced by TAC for the Completed Performance Period as reported in the Company’s audited financial statements for such Completed Performance Period.

Revenue Maintenance Goal: (i) “2014 Total Consolidated AOL Revenues” shall be the cumulative Total Revenues of the Company for the portion of the fiscal year in which termination of Employment occurs ending on the date of the end of the period covered by the Company’s most recent quarterly report on Form 10-Q and/or annual report on Form 10-K, as applicable, preceding the date of such termination of Employment; and (ii) “2011 Total Consolidated AOL Revenues” shall be the cumulative Total revenues of the Company for the same fiscal quarters in 2011 as the completed fiscal quarters during the fiscal year in which termination of Employment occurs.

The achievement of the performance-based vesting criteria shall be evidenced by the Committee’s written certification. Except as otherwise expressly set forth in the Performance Share Award Agreement, no Performance Shares shall vest until such certification has been made.

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